UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 700, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 697-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Senior Credit Facilities

On January 6, 2017, BioScrip, Inc. (the “Company”) entered into a sixth amendment (the “Sixth Amendment”) to its credit agreement dated as of July 31, 2013, with SunTrust Bank (“SunTrust”), Jefferies Finance LLC and Morgan Stanley Senior Funding, Inc., as amended on December 23, 2013, January 31, 2014, March 1, 2015, August 6, 2015 and October 9, 2015 (the “Senior Credit Facilities”). The Sixth Amendment amended the Senior Credit Facilities to, among other things, (a) permanently reduce the revolving commitments in accordance with a schedule set forth therein and prohibit further revolving borrowings, (b) require the cash collateralization of letters of credit issued thereunder, (c) increase the interest rate for loans outstanding under the Senior Credit Facilities and require a portion of accrued interest at the increased rate to be paid-in-kind, (d) permit the Company and its subsidiaries to enter into the Priming Credit Agreement (as defined below), which provides the Company with an aggregate borrowing commitment of $25,000,000, to be fully drawn at closing, and permit the Company to incur the obligations thereunder and to subordinate the liens securing the Senior Credit Facilities to the liens securing the obligations under the Priming Credit Agreement, and (e) amend certain covenants, including by (i) increasing the consolidated senior secured net leverage ratio covenant, (ii) adding a minimum EBITDA covenant, to be tested quarterly, and (iii) otherwise restricting the ability of the Company and its subsidiaries to incur certain additional indebtedness and make additional significant investments or acquisitions.

A copy of the Sixth Amendment, including the schedules and other attachments thereto, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment.

Priming Credit Agreement

On January 6, 2017, the Company entered into a new credit agreement (the “Priming Credit Agreement”) with certain existing lenders under the Senior Credit Facilities and SunTrust, as administrative agent for itself and the lenders. The Priming Credit Agreement provides an aggregate borrowing commitment of $25,000,000, which will be fully drawn at closing. The Company intends to use the proceeds of the borrowing under the Priming Credit Agreement (i) to permanently prepay a portion of the outstanding revolving loan balance under the Senior Credit Facilities, (ii) to cash collateralize letters of credit issued under the Senior Credit Facilities, (iii) to pay fees and expenses in connection with the execution and delivery of the Priming Credit Agreement and the Sixth Amendment, and (iv) for working capital and other general corporate purposes.

The Company will pay interest on the outstanding loans under the Priming Credit Agreement at a rate of 10% per annum, and accrued interest will be payable in cash monthly in arrears on the last day of each fiscal month. The obligations under the Priming Credit Agreement are not subject to scheduled amortization installments, and all outstanding obligations will mature and be due and payable in full in cash on July 31, 2018. The occurrence of certain events of default may increase the applicable rate of interest by 2% and could result in the acceleration of the Company’s obligations under the Priming Credit Agreement prior to stated maturity.

The Priming Credit Agreement contains mandatory prepayments, representations and warranties, affirmative and negative covenants, financial covenants and events of default that are substantially identical to the corresponding provisions of the Senior Credit Facilities. In addition, the obligations under the Priming Credit Agreement are guaranteed by joint and several guarantees from the Company’s subsidiaries and secured by a security interest on substantially all of the assets of the Company and its subsidiaries.

The payment obligations under the Priming Credit Agreement rank pari passu in right of payment with the payment obligations under the Senior Credit Facilities. Upon the occurrence of certain mandatory prepayment events, the Company is required to apply the net proceeds thereof, first, to the permanent prepayment of outstanding revolving loans under the Senior Credit Facilities until paid in full, next, to the permanent prepayment of outstanding term loans under the Senior Credit Facilities until paid in full, and, last, to the permanent prepayment of outstanding loans under the Priming Credit Agreement.

The liens securing the obligations under the Priming Credit Agreement rank senior in priority to the liens securing the obligations under the Senior Credit Facilities. In connection with the Sixth Amendment and the Priming Credit Agreement, the Company, SunTrust, as the administrative agent for the Senior Credit Facilities, and SunTrust, as the administrative agent under the Priming Credit Agreement, entered into an intercreditor agreement containing customary provisions to subordinate the lien priority of the liens granted under the Senior Credit Facilities to the liens granted under the Priming Credit Agreement.

In connection with entering into the Sixth Amendment and the Priming Credit Agreement, the Company provided disclosure schedules with updated information on certain assets, properties, operations and other matters, including an update on the breach of contract litigation in the Court of Chancery between the Company and Walgreens. These updates can be found in the schedules and other attachments to the Priming Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Priming Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Priming Credit Agreement.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The disclosure provided above pursuant to Item 1.01, including the Exhibits, is incorporated herein by reference.

Item 8.01 – Other Events

On January 6, 2017, the Company issued a press release announcing its entry into the Priming Credit Agreement and the Sixth Amendment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The disclosure provided above pursuant to Item 1.01, including the Exhibits, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: January 6, 2017	/s/ Kathryn M. Stalmack
By: Kathryn M. Stalmack
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Sixth Amendment to the Senior Credit Facilities, dated as of January 6, 2017.

10.2	Priming Credit Agreement, dated as of January 6, 2017, by and among the Company, SunTrust Bank and the lenders from time to time party thereto.

99.1	Press Release, dated January 6, 2017.